Exhibit 10.7
AGREEMENT AND PLAN OF MERGER
(Merger Sub)
     This Agreement and Plan of Merger, dated as of                               , 2005 (this “Agreement”), is entered into by and among                               , a Delaware limited liability company (“Merger Sub”) and wholly-owned subsidiary of Ensource Energy Income Fund LP, a Delaware limited partnership (the “Partnership”), and Eastern American Natural Gas Trust, a Delaware statutory trust (“NGT”). In this Agreement, each of the Partnership and NGT is individually referred to as a “Party,” and those entities are collectively referred to as the “Parties.”
W I T N E S S E T H:
     WHEREAS, the Partnership, through Ensource Energy Partners, LP, a Delaware limited partnership and the Partnership’s sole general partner (the “General Partner”), has implemented a plan to acquire directly or indirectly NGT (the “Acquisition Plan”), and in furtherance of such Acquisition Plan, has effected an exchange offer pursuant to a registration statement on Form S-4 filed with the Securities and Exchange Commission (Commission File No. 333-126068) pursuant to which the Partnership has offered to exchange depositary units of NGT for common units of the Partnership on a one for one basis (the “Exchange Offer”); and
     WHEREAS, as a result of the Exchange Offer, the Partnership has accepted for exchange, and owns, a total of ___depositary units representing more than 50% of the outstanding trust units of NGT, and in furtherance of the Acquisition Plan and in accordance with that certain Second Amended and Restated Trust Agreement of Eastern American Natural Gas Trust, dated January 1, 1993, by and among Eastern American Energy Corporation, JPMorgan Chase Bank, as successor-in-interest to Bank of Montreal Trust Company and trustee (the “Trustee”), and Wilmington Trust Company (the “Trust Agreement”), the Partnership intends to effect the merger of the Merger Sub with and into NGT, with NGT continuing as the surviving entity of such merger in accordance with the terms and conditions set forth in this Agreement; and
     WHEREAS, the General Partner on behalf of the Partnership, as the parent of Merger Sub, deems it advisable and in the best interest of Merger Sub to effect the contemplated merger, and in connection therewith the General Partner on behalf of the Partnership has authorized, approved and adopted this Agreement; and
     WHEREAS, the Partnership, being a trust unitholder of NGT qualified to call a special meeting of trust unitholders, has exercised its rights under the Trust Agreement to call a special meeting of trust unitholders of NGT for the purpose of approving and adopting this Agreement and the transactions contemplated herein and to effect the Merger (as defined below); and
     WHEREAS, the Trust Agreement requires a vote of at least 50% of all trust units of NGT in favor of the Merger (as defined below); and

     WHEREAS, the Partnership holds more than 50% of all trust units of NGT, has agreed to vote in favor of the Merger (as defined below) and, therefore, does not intend to solicit proxies from the other holders of NGT trust units; and
     WHEREAS, NGT and the Partnership intend to prepare and provide to the other holders of NGT trust units a definitive information statement relating to the Merger (as defined below); and
     WHEREAS, the Trustee has approved and adopted this Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties, covenants and agreements herein contained, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I. THE MERGER
     Section 1.1.   The Merger.   Upon the terms and subject to the conditions contained in this Agreement, and in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and Section 3815 of the Delaware Statutory Trust Act (the “DSTA”), Merger Sub shall be merged with and into NGT (the “Merger”) at the Effective Time (as defined in Section 1.3 of this Agreement). At the Effective Time, the separate limited liability company existence of Merger Sub shall cease and NGT shall continue its existence as the surviving entity (the “Surviving Entity”).
     Section 1.2.   Closing.   Subject to the satisfaction or waiver of the conditions to closing set forth in Article III of this Agreement, the consummation of the Merger shall occur as close in time as possible to, but in no case later than the same day (which shall be a day upon which the Office of the Secretary of State of the State of Delaware is open for business) as, the special meeting of NGT trust unitholders at which the Agreement and the transactions contemplated herein are properly approved and adopted. The consummation of the Merger shall be effected through a closing held at the offices of Andrews Kurth LLP, 450 Lexington Ave., 15th Floor, New York, New York 10017, unless another place is agreed upon by the Parties.
     Section 1.3.   Effective Time.   As soon as practicable after the conditions to closing set forth in Article III of this Agreement have been satisfied or waived, the Parties shall (A) file a certificate of merger in the form attached as Annex A to this Agreement (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with Section 18-209(c) of the DLLCA and Section 3815(b) of the DSTA and (B) make all other filings or recordings, if any, as shall be required to consummate the Merger under applicable laws. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of such filing, the “Effective Time”).
     Section 1.4.   Effects of the Merger.   At and after the Effective Time, the Merger will have the effects set forth in the DLLCA, DSTA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property (including, without limitation, all rights, privileges, powers and franchises of the Merger Sub shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

     Section 1.5.   Certificate of NGT.   At and after the Effective Time, the certificate of trust of NGT, as in effect immediately prior to the Effective Time, shall be the certificate of trust of the Surviving Entity unless and until thereafter amended in accordance with the terms thereof and applicable laws.
     Section 1.6.   Trust Agreement.   At and after the Effective Time, the Trust Agreement, as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be as set forth in Annex B attached hereto, which amended and restated Trust Agreement shall be the Trust Agreement of the Surviving Entity unless and until thereafter amended in accordance with the terms thereof and applicable laws.
     Section 1.7.   Officers, Managers and Committees of Managers.   At and after the Effective Time, the Trustee shall be replaced by the Partnership as trustee of the Surviving Entity, and the entity serving as the Delaware trustee of NGT immediately prior to the Effective Time shall continue to serve in such capacity for the Surviving Entity, each of whom shall hold office subject to the provisions of the Trust Agreement, the Delaware Statutory Trust Act and the certificate of trust of NGT.
     Section 1.8.   Conversion of NGT Trust Units into Partnership Common Units.   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any holder of the securities of any Party, (i) subject to the proviso of the second sentence of this Section 1.8, each trust unit of NGT outstanding immediately prior to the Effective Time (except for trust units cancelled in accordance with the second sentence of this Section 1.8) shall be converted into 0.4 common units of the Partnership, subject to any adjustments thereto, and (ii) each depositary unit of NGT outstanding immediately prior to the Effective Time that is tendered to the Partnership on or after the Effective Time shall (except for depositary units cancelled in accordance with the third sentence of this Section 1.8) entitle the person so tendering to the right to receive one whole (1.0) common unit of the Partnership, subject to any adjustments thereto, (collectively, the “Merger Consideration”); provided, however, that no common units shall be issued in fractional part, and in lieu thereof shall be paid in cash in an amount equal to such fractional part (expressed as a decimal and rounded to the nearest 0.01 of a common unit) multiplied by the average of the daily volume-weighted average prices, rounded to four decimal points, of the Partnership common units on the New York Stock Exchange, as reported by Bloomberg, for the 10 consecutive trading day period commencing on the first trading day on which the common units trade regular way after the consummation of the Merger. As of the Effective Time, (y) subject to the proviso of this clause (y), all trust units, including, but not limited to, those underlying the depositary units, outstanding immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and any holder of any such trust units, including, but not limited to, those underlying depositary units, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; provided, however, that any trust units, including, but not limited to those underlying depositary units, that are held by the Partnership immediately prior to the Effective Time shall remain issued and outstanding at and after the Effective Time without any conversion thereof into Merger Consideration; and (z) any trust units, including, but not limited to those underlying depositary units, that are held in the treasury of NGT, if any, immediately prior to the Effective Time shall automatically be cancelled and retired as of the Effective Time without any conversion thereof into Merger Consideration and without any payment or distribution being made in respect thereto. Each equity security of the Partnership issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at and after the Effective Time, and shall constitute issued and outstanding equity securities of the Partnership.
ARTICLE II. APPROVAL OF TRUST UNITHOLDERS OF NGT
     Section 2.1.   Approval by Trust Unitholders.   This Agreement and the transactions contemplated herein shall be submitted to the holders of trust units of NGT for their approval, and it shall have no force and effect unless approved by such holders in the manner provide by the Trust Agreement and the DSTA. The Trust Agreement requires a vote of at least a majority of all trust units of NGT in favor of the Merger. The Partnership holds more than a majority of all trust units of NGT and has agreed to vote in favor of the Merger. As a consequence, neither NGT nor the Partnership intends to solicit proxies from the other holders of NGT trust units and will, instead, provide them with a definitive information statement relating to the Merger.
ARTICLE III. CONDITIONS TO THE MERGER; TERMINATION
     Section 3.1.   Conditions to Closing.   The respective obligations of each Party to effect this Agreement and the transactions contemplated herein shall be subject to the satisfaction at or immediately prior to the Effective Time of the following conditions:
     (a)      The approval of trust unitholders of NGT at the special meeting as contemplated by Section 2.1 of the Agreement shall have been obtained.
     (b)      No temporary restraining order, preliminary or permanent injunction or other order issued by any federal or state governmental authority (including, without limitation, any court of competent jurisdiction) or any other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and there shall not be in effect any law or other binding authority that would make the consummation of the Merger illegal.
     Section 3.2.   Termination.   This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the General Partner on behalf of the Partnership, without liability or other consequence to any Party, notwithstanding approval of this Agreement and the transactions contemplated herein by the trust unitholders of NGT.
ARTICLE IV. MISCELLANEOUS
     Section 4.1.   Amendments.   This Agreement may not be amended except by a written instrument signed on behalf of each of the Parties.
     Section 4.2.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
     Section 4.3.   Counterparts.   This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     Section 4.4.   Principal Office of Surviving Entity.   The principal office of the Partnership in the State of Delaware is, and at and after the Effective Time the principal office of the Surviving Entity in the State of Delaware shall be, care of the Capitol Corporate Services, Inc., 32 Loockerman Square, Suite 109, Dover, DE 19904.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

The Partnership Ensource Energy Income Fund LP
By:	Ensource Energy Partners, LP, its sole general partner

By:
Name:
Title:

NGT Eastern American Natural Gas Trust
By:	JPMorgan Chase Bank, its trustee

By:
Name:
Title:

Merger Sub [To Come]

By:
Name:
Title:

Annex A
CERTIFICATE OF MERGER
MERGING

WITH AND INTO
EASTERN AMERICAN NATURAL GAS TRUST

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
and
Section 3815(b) of the Delaware Statutory Trust Act

     In connection with the merger (the “Merger”) of                               , a Delaware limited liability company (the “Non-Surviving Entity”), with and into Eastern American Natural Gas Trust, a Delaware statutory trust (the “Surviving Entity”), the Surviving Entity DOES HEREBY CERTIFY:
     FIRST: The name and jurisdiction of formation or organization of each of the constituent entities in the Merger are as follows:

Jurisdiction of Formation
Name of Entity	Form of Entity	or Organization
Eastern American Natural Gas Trust	Statutory Trust	Delaware
[To Come]	Limited Liability Company	Delaware

     SECOND: An Agreement and Plan of Merger governing the Merger has been approved and executed by each of the constituent entities.
     THIRD: Eastern American Natural Gas Trust shall be the surviving entity in the Merger.
     FOURTH: The name of the surviving entity in the Merger will be [Ensource Statutory Trust].
     FIFTH: The Certificate of Trust of the Surviving Entity in effect immediately prior to the Merger shall be its Certificate of Trust after the Merger; provided, however, that Article FIRST of such Certificate of Trust shall be amended to read as follows:
     The name of the trust is [Ensource Statutory Trust].
     SIXTH: An executed copy of the Agreement and Plan of Merger governing the Merger is on file at the office of the Surviving Entity at 7500 San Felipe, Suite 440, Houston, Texas 77063.

     SEVENTH: An executed copy of the Agreement and Plan of Merger governing the Merger will be furnished by the Surviving Entity, on request and without cost, to any holder of trust units in the Non-Surviving Entity and any holder of common units of the Surviving Entity.

     IN WITNESS WHEREOF, the Surviving Entity has caused this Certificate of Merger to be executed and attested by its authorized officers and delivered to the Delaware Secretary of State on this the ___day of ___, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
By:
Name:
Title:

Annex B
Amended and Restated Trust Agreement
[To Come]